Exhibit 99.1

Grindr Reports Revenue Growth of 34% in Fiscal Year 2022 Results

Grindr, Inc. Reports 2022 Q4 and Full Year 2022 Earnings Results

2022 Full Year Operating Income of $13 Million and Adjusted EBITDA Margin of 44%

111 Billion Chats Sent and 999 Million Album Shares in 2022, with Revenue from Paying Users Up 41%

Inaugural Shareholder Letter Details Plans to Drive Monetization, with Guidance of 25% or Greater Revenue Growth and 38%+ EBITDA Margin in 2023

LOS ANGELES, CA – March 6, 2023 – Grindr Inc. (NYSE: GRND), the world’s largest social network for the LGBTQ community, today posted its financial results for the fourth quarter and fiscal year ended December 31, 2022 in a Letter to Shareholders. The Letter to Shareholders can be accessed on Grindr’s Investor Relations website.

“Grindr is off to a great start as a newly public company, delivering strong growth in revenue and Adjusted EBITDA,” said George Arison, Chief Executive Officer of Grindr. “We grew revenue from our paying users by 41% in 2022. We have put the foundation in place to drive sustainable long-term growth and value creation as we enhance our user experience, better monetize our core business, build out our international business and, longer-term, add new adjacent, community-focused businesses.”

Earnings Webcast Information

Grindr will host a live webcast today at 2:00 p.m. Pacific Time to discuss the company’s fourth quarter and fiscal year financial results. The webcast of the conference call can be accessed as follows:

Event: Grindr Fourth Quarter and Fiscal Year 2022 Earnings Conference Call

Date: Monday, March 6, 2023

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Live Webcast Site: https://investors.grindr.com/

An archived webcast of the conference call will also be accessible on Grindr’s Investor Relations page, https://investors.grindr.com/.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 regarding Grindr’s current views with respect to its industry, operations and future business plans and performance. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, among others, statements about our growth opportunities, our 2023 strategic priorities, our plan to generate sustainable double-digit revenue growth and strong profitability and our full year 2023 guidance. Forward-looking statements, including guidance related to Revenue Growth and Adjusted EBITDA Margin, are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from our expectations discussed in the forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our reliance on historical data, which may be of limited reliability, in providing revenue guidance; (ii) the impact of the regulatory environment and complexities with compliance related to such environment; (iii) our ability to respond to general economic conditions; (iv) factors relating to the business, operations and financial performance of Grindr and its subsidiaries, including: (a) competition in the dating and social networking products and services industry; (b) the ability to maintain and attract users; and (c) fluctuation in quarterly and yearly results; (v) natural disasters, outbreaks and pandemics, including the COVID-19 pandemic and MPox; (vi) our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner; (vii) our ability to maintain compliance with privacy and data protection laws and regulations; (viii) our ability to protect systems and infrastructures from cyber-attacks and prevent unauthorized data access; (ix) our dependence on the integrity of third-party systems and infrastructure; and (x) our ability to protect our intellectual property rights from unauthorized use by third parties. The foregoing list of factors is not exhaustive. Further information on these and additional risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in our Registration Statement filed on Form S-1/A filed by Grindr with the SEC on February 9, 2023 as well as other filings that we make with the SEC from time to time. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

About Non-GAAP

Grindr uses Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Grindr’s financial performance and should not be considered as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Grindr defines Adjusted EBITDA as net income (loss) excluding income tax provision, interest expense, depreciation and amortization, stock-based compensation expense, non-core expenses/losses (gains), including purchase accounting adjustments related to deferred revenue, transaction-related costs, management fees, and interest income from the related party loan to Catapult GP II. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue. Grindr’s management uses Adjusted EBITDA and Adjusted EBITDA margin internally to evaluate the performance of our business and this measure is one of the primary metrics by which our internal budgets are based and by which management is compensated. Grindr believes Adjusted EBITDA and Adjusted EBITDA Margin are also helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Grindr excludes the above items as some are non-cash in nature, and others are non-recurring that they may not be representative of normal operating results. Adjusted EBITDA and Adjusted EBITDA margin adjust for the impact of items that Grindr does not consider indicative of the operational performance of our business. While Grindr believes that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

$ in thousands	Q4 2022	Q4 2021	FY 2022	FY 2021
Net income	$5,195	$6,497	$852	$5,064
Interest expense, net (1)	20,540	3,835	31,538	18,698
Income tax (benefit) expense	(4,586)	1,450	(859)	1,236
Depreciation and amortization	10,291	10,700	37,506	43,234
Transaction-related costs (2)	4,288	876	6,499	3,854
Litigation related costs (3)	201	535	1,722	1,913
Stock-based compensation expense	5,233	679	28,586	2,485
Management fees (4)	100	185	644	728
Purchase accounting adjustment	-	8	-	900
Other income (5)	(552)	(1,409)	-	(1,058)
Change in fair value of warrant liability (6)	(21,295)	-	(21,295)	-
Adjusted EBITDA	$19,415	$23,356	$85,193	$77,054

1)	Interest expense, net for the year ended December 31, 2022 included the loss on extinguishment of Deferred Payment (as defined in our public filings).

2)
Transaction-related costs consist of legal, tax, accounting, consulting, and other professional fees related to the Business Combination with Tiga Acquisition Corp. (as defined in our public filings), that are non-recurring in nature.

3)
Litigation related costs primarily represent external legal fees associated with the outstanding litigation or regulatory matters such as the potential Datatilsynet fine or the CFIUS review of the Business Combination, which are unrelated to Grindr’s core ongoing business operations.

4)
Management fees represent administrative costs associated with SVH’s administrative role in managing financial relationships and providing directive on strategic and operational decisions, which ceased to continue after the closing of the Business Combination.

5)
For the year ended December 31, 2021, other income primarily represents costs incurred from reorganization events that are unrelated to Grindr’s core ongoing business operations, including severance and employment related costs of $0.5 million, offset by PPP Loan forgiveness income of $1.5 million.

6)
Change in fair value of warrant liability relates to our warrants that were remeasured to fair value of $17.9 million as of December 31, 2022, resulting in a gain of $21.3 million for the year ended December 31, 2022.

About Grindr Inc.

With roughly 12 million monthly active users in virtually every country in the world, Grindr has grown to become a fundamental part of the queer community since its launch in 2009. The company continues to expand its ecosystem to enable gay, bi, trans and queer people to connect, express themselves, and discover the world around them. Grindr is headquartered in West Hollywood, California. The Grindr app is available on the App Store and Google Play.

Investors:
IR@grindr.com

Media:
Press@grindr.com